UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2019

TRIDENT BRANDS INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	000-53707	26-1367322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Executive Drive, Suite 101, Brookfield, WI		53005
(Address of principal executive offices)		(Zip Code)

(262) 789-6689
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered

Common Stock	TDNT	OTCQB

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 8.01 Other Events

Extension of Previously Issued Incentive Stock Options

Effective May 5, 2019, our Board of Directors approved the extension of 750,000 previously issued and outstanding stock options. The options were originally issued on May 5, 2014 under the Company’s 2013 stock option plan to the Company’s Director, Scott Chapman (300,000 options), its President, CEO and Director, Mark Holcombe (300,000 options), and its Vice-President Finance and Secretary, Peter Salvo (150,000 options).  The options are exercisable at the price of $0.40 per share on a one for one basis.  The board of directors has exercised its discretion in accordance with the 2013 stock option plan to extend the option exercise period from May 5, 2019 to May 5, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIDENT BRANDS INCORPORATED

/s/ Mark Holcombe
Mark Holcombe
President, Chief Executive Officer, Director
Date: May 28, 2019

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